EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
October 30, 2017

Centrus and ORNL Sign Contract for
Continued Work on Advanced U.S. Uranium Enrichment Technology

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) announced today it has signed a contract with UT-Battelle, LLC, as operator of the U.S. Department of Energy’s Oak Ridge National Laboratory (ORNL), to continue advancing the AC100, a U.S. gas centrifuge uranium enrichment technology, at the Company’s facilities in Oak Ridge, Tenn. The new contract is valued at $16 million, with payments made upon completing certain defined milestones, and runs through September 30, 2018.

Under the contract, Centrus’ scientists, engineers, and operators will test improvements developed by the Company for the AC100 centrifuge machine in specialized facilities in Oak Ridge. Centrus has worked under contract with ORNL since 2014 to improve the AC100 gas centrifuge technology to support national security and energy security needs.

“Our team of scientists, engineers, and manufacturing experts in Oak Ridge continue to advance the AC100 centrifuge technology for potential deployment in support of America’s vital strategic interests,” said Daniel Poneman, Centrus president and chief executive officer. “Under this new contract, we look forward to working with Oak Ridge National Laboratory to continue improving the technology to further reduce costs and increase efficiency.”

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. With world-class technical and engineering capabilities, Centrus is advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future.

Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. We provide value to our utility customers through the reliability and diversity of our supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Find out more at www.centrusenergy.com.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks related to the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for the American Centrifuge project and our ability to perform under our agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory, for continued research and development of the American Centrifuge technology; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of portions of the American Centrifuge project, including risks that the schedule could be delayed and costs could be higher than expected; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, which are available on our website at  www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.

Contacts

Media: Jeremy Derryberry (301) 564-3392
Investors: Don Hatcher (301) 564-3460